Exhibit 10.2

SENTI BIOSCIENCES, INC.
CONSULTING AGREEMENT
Effective Date: July 1, 2022
This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Senti Biosciences, Inc., a Delaware corporation (“Client”) and the Advisor named on the signature page hereto (“Advisor”).
1.Engagement of Services. Client may issue Project Assignments to Advisor in the form attached to this Agreement as Exhibit A (“Project Assignment”). Subject to the terms of this Agreement, Advisor will render the services set forth in Project Assignment(s) accepted by Advisor (the “Services”) by the completion dates set forth therein. Except as otherwise provided in the applicable Project Assignment, Advisor will be free of control and direction from the Client (other than general oversight and control over the results of the Services), and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Advisor will provide, at Advisor’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make certain of its equipment or facilities available to Advisor at Advisor’s request. While on the Client’s premises, Advisor agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality.
2.Compensation. Client will pay Advisor the fee set forth in each Project Assignment for Services rendered pursuant to this Agreement as Advisor’s sole compensation for such Services. Client shall compensate Advisor for reasonable, out-of-pocket expenses incurred in connection with Advisor’s performance of the Services. Upon termination of this Agreement for any reason, Advisor will be paid fees for work which has been completed. Client will (i) auto pay Advisor monthly (no invoice required) for Services, (ii) reimburse Advisor for expenses reasonably incurred within 30 days after receiving an invoice, receipts or other documentation evidencing such expenses.
3.Ownership of Work Product. Advisor agrees that any and all Work Product (as defined below) will be the sole and exclusive property of Client. Advisor hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables specified in a Project Assignment (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Advisor (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Advisor retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Advisor agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as Exhibit B (“Assignment of Copyright”) and the patent assignment set forth as Exhibit C (“Assignment of Patent Application”). Advisor will deliver any Deliverables in accordance with the applicable Project Assignment and disclose promptly in writing to Client all other Work Product.
4.Other Rights. If Advisor has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Advisor hereby unconditionally and irrevocably grants to Client an exclusive (even as to Advisor), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Advisor has any rights in the Work Product that cannot be assigned or licensed, Advisor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers.
5.License to Preexisting IP. Advisor agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Advisor other than in the course of performing services for

Client (“Preexisting IP”). In the event Advisor uses or incorporates Preexisting IP into Work Product, Advisor hereby grants to Client a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product. However, in no event will Advisor incorporate into the Work Product any software code licensed under the GNU GPL or LGPL or any similar “open source” license. Advisor represents and warrants that Advisor has an unqualified right to license to Client all Preexisting IP as provided in this section.
6.Representations and Warranties & Advisor’s Business. Advisor represents and warrants that: (a) the Services will be performed in a professional manner and the Work Product will comply with the requirements set forth in the applicable Project Assignment, (b) Work Product will be an original work of Advisor, (c) Advisor has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Advisor’s employees or contractors), (d) neither the Work Product nor any element thereof will knowingly infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, and (e) Advisor will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Advisor further represents and warrants that Advisor is self-employed in an independently established trade, occupation, or business, maintains and operates a business that is separate and independent from Client’s business, holds himself or herself out to the public as independently competent and available to provide applicable services similar to the Services, and has obtained and/or expects to obtain clients or customers other than Client for whom Advisor performs services.
7.Independent Contractor Relationship. Advisor’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Advisor’s employees or agents. Advisor is not authorized to make any representation, contract or commitment on behalf of Client. Advisor (if Advisor is an individual) and Advisor’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Advisor is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Advisor. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Advisor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement that are over $2,000. No part of Advisor’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Advisor by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Advisor is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Advisor agrees that Advisor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.
8.Confidential Information. Advisor agrees that during the term of this Agreement and thereafter it will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and use the same care and diligence that Advisor uses to protect its own confidential information from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties except as set forth in Section 9 below or as is otherwise requested by Client. “Confidential Information” as used in this Agreement means all information disclosed by Client to Advisor during the term of this Agreement, that is not generally known in the Client’s trade or industry and identified as “Confidential Information” by marking it as such, in the case of written materials, or, in the case of information disclosed orally, by notifying the Advisor of the confidential nature of the information, such notification to be done orally, by e-mail or other written correspondence, provided that, notwithstanding the foregoing, any information, that by its nature and content, would be readily recognized by a reasonable person to be confidential or proprietary to Client shall also be deemed Confidential Information whether it was marked or identified. Confidential Information will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Advisor in the course of Client’s business and has notified Advisor of confidential nature of such information as set forth in this Section 8 above. Confidential Information does not include information that (w) is independently developed by the Advisor without reference to or use of the Confidential Information (x) at the time of disclosure is or becomes a part of the public domain through no act or omission of Advisor, (y) is disclosed to Advisor by a third party without restrictions on disclosure, or (z) was in Advisor’s lawful possession prior to the disclosure and was not obtained by Advisor either directly or indirectly from Client. In addition, this Section 8 will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that, if legally feasible, Advisor will first give notice to Client so that Client can seek a to protective order requiring that the such Confidential Information be used only for the purposes for which the order was issued. All Confidential Information furnished to Advisor by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Advisor agrees to (i) promptly deliver to Client the original and any copies of the Confidential Information, or (ii) destroy any Confidential Information prepared by Advisor and any Confidential Information which is in electronic form or cannot otherwise be returned to Client, if any. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
9.Advisor’s Employees, Advisors and Agents. Advisor will ensure that each of its employees, Advisors and agents, if any, who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests to at least the same degree as Section 8. Client reserves the right to refuse or limit Advisor’s use of any employee, Advisor or agent or to require Advisor to remove any employee, Advisor or agent already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Advisor’s obligations under this Agreement.
10.Term and Termination.
10.1    Term. The initial term of this Agreement is for one (1) year from the Effective Date set forth above, unless earlier terminated as provided in this Agreement. Thereafter, this Agreement will automatically renew on its anniversary date, for one (1)-year terms, unless Client or Advisor provides fifteen (15) days’ written notice prior to any such anniversary date that the Agreement will not renew.
10.2    Termination Without Cause. Client may terminate this Agreement or any Project Assignment with or without cause, at any time upon fifteen (30) days’ written notice to Advisor. Advisor may terminate this Agreement or any Project Assignment without cause upon thirty (30) days’ prior written notice to Client.
10.3    Termination for Cause. Either party may terminate this Agreement immediately in the event the other party has materially breached the Agreement and failed to cure such breach within 15 days after notice by the non-breaching party is given.
10.4    Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Other Rights”), 5 (“License to Preexisting IP”), 6 (“Representations and Warranties”), 8 (“Confidential Information”), 12 (“Successors & Assigns”) and 20 (“Indemnification”) will survive any termination or expiration of this Agreement.

11.Senti Board of Directors and Participation in Senti Equity Incentive Plan. Parties acknowledge and agree that Advisor has been appointed, and during the term of this Agreement, may continue to serve as a member of the Client’s board of directors (“BOD”), and that any activities performed to satisfy the duties and responsibilities in Advisor’s capacity as a BOD member will be independent of, and outside the scope of this Agreement. In consideration of Advisor’s services as a member of the BOD, Advisor may receive equity awards pursuant to Client’s 2022 Equity Incentive Plan (“2022 EIP”). Parties agree that any and all such equity grants to Advisor under the 2022 EIP as a member of the BOD (collectively “BOD Grants”) will be governed by terms of the 2022 EIP and the Client’s non-employee director compensation policy, as determined and approved by the BOD or the Compensation Committee thereof, as in effect from time to time (the “Director Comp Policy”). For clarity, notwithstanding anything to the contrary set forth in the Director Comp Policy, solely for the purposes of determining whether the BOD Grants are eligible for continued vesting and/or exercisability, the Parties agree that so long as the Advisor renders service to Client uninterrupted either as a consultant under this Agreement or as a BOD member outside of this Agreement, Continuous Service will not be deemed terminated, and vesting and exercisability, if applicable, of the BOD Grants will continue.
12.Successors and Assigns. The parties may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without the other party’s prior written consent. Any attempted assignment in violation of the foregoing will be null and void. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the respective heirs, successors and assigns.
13.Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; (iv) by certified or registered mail, return receipt requested, upon verification of receipt, or (v) or by electronic transmission upon acknowledgement of receipt of electronic transmission . Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
14.Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.
15.Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.
16.Waiver. The waiver by Client of a breach of any provision of this Agreement by Advisor will not operate or be construed as a waiver of any other or subsequent breach by Advisor.
17.Injunctive Relief for Breach. Advisor’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
18.Indemnification. Client agrees to indemnify, defend and hold Advisor harmless from and against any third party claims, actions, suits, investigations, and resulting liabilities, losses, obligations, costs (including reasonable attorneys’ fees) and damages (collectively, “Claims”) to the extent arising out of Advisor’s Services hereunder, including Work Product, except to the extent such Claims arise out of Advisor’s gross negligence, intentional misconduct, malfeasance or material breach of this Agreement. The foregoing indemnification obligation shall be limited solely to any Claims that arise from the Services provided under this Agreement and exclude any Claims that arise from Advisor’s services in the Advisor’s capacity as a member of the Client’s BOD (including any committees), which service is outside the scope of this Agreement. Parties acknowledge and agree that Advisor, in the Advisor’s capacity as a member of the BOD, is entitled to certain indemnification rights under the Client’s Amended and Restated Bylaws (“Bylaws”) and Indemnification Agreement, dated June 8, 2022, and any Claims that arise from Advisor’s services in the Advisor’s capacity as a member of the Client’s BOD (including any committees) will be governed by Bylaws and the Indemnification Agreement.

19.Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Advisor for Client; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of this Agreement will control. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Remainder of page intentionally left blank]

The parties have executed this Agreement as of the Effective Date.

CLIENT:

SENTI BIOSCIENCES, INC.

By:	/s/ Tim Lu

	Name:	Tim Lu

	Title:	Tim Lu

Email:	tim.lu@sentibio.com

Address:

ADVISOR:

David Epstein
Name of Advisor (Please Print)

/s/ David Epstein
Signature

Managing Director
Title (if applicable)

david@remediillc.com
Email

Address:

EXHIBIT A
Project Assignment # 1 Under Consulting Agreement, Dated July 1, 2022
Dated: July 1, 2022
Project:
Advisor will provide certain consulting and advisory services as may be requested by the Client from time to time that are outside the scope of the Advisor’s responsibilities as a member of Senti’s Board of Directors. Consulting services include advice to Senti in connection with Senti’s day to day operations relating to business development, corporate strategy, portfolio construction, fundraising and other topics as may be requested by the CEO. For example, review materials and conduct outreach to potential collaborators in connection with business development, discuss and advise on clinical and regulatory strategies and operations, attend meetings other than BOD meetings, and provide guidance on competitive therapies and other market intelligence.

Schedule Of Work:
This Project Assignment #1 will commence on July 1, 2022 and shall have an initial term of one year (“Initial Term”). At the end of the Initial Term and each anniversary of the Initial Term, this Project Assignment #1 will automatically renew (each renewal term, “Renewal Term” and, the Initial Term and Renewal Term, collectively, the “Term”), provided that each Party may terminate this Project Assignment #1 during the Term in accordance with the Consulting Agreement.
Fees And Reimbursement:
Cash Fee:
Payment in the amount of $9583.33 will be made monthly during the Term. Monthly payments will be made in arrears in accordance with Senti’s regular accounts payable payment cycle, provided that the first monthly payment will be starting with the full month of July 2022. For sake of clarity fees will not exceed $115,000 in any one calendar year.

The parties have executed this Project Assignment as of the date first written above.

CLIENT:

SENTI BIOSCIENCES, INC.

By:

Name:

Title:

ADVISOR:

David Epstein
Name of Advisor (Please Print)

Signature

Title (if applicable)

EXHIBIT B
ASSIGNMENT OF COPYRIGHT
For good and valuable consideration that has been received, the undersigned sells, assigns and transfers to Client and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):
Title:
Author(s):
Copyright Office Identification No. (if any):
and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.
Executed as of                     .

ADVISOR:

Name of Advisor (Please Print)

Signature

Title (if applicable)

STATE OF CALIFORNIA            )
) ss.
COUNTY OF _________             )
On _____________, 201__ before me, _________________________ Notary Public, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal.

Signature of Notary Public
My commission expires on: __________________

EXHIBIT C
ASSIGNMENT OF PATENT APPLICATIONS

Client	Advisor
Name: Senti Biosciences, Inc. Entity Type: Corporation Address: 2 Corporate Drive, South San Francisco, CA 94080 United States of America	Name: Entity Type: Address:

Whereas the individual or entity identified as Advisor above (“Advisor”) owns all right, title, and interest in and to the U.S. patent applications listed in Schedule C-1 (the “Patent Applications”); and
Whereas Senti Biosciences, Inc. (“Client”) desires to acquire Advisor’s entire right, title, and interest in and to the Patent Applications, and in and to the inventions disclosed in the Patent Applications, and to the Future Patents (as hereinafter defined);
Now therefore, for and in consideration of one dollar ($1.00) payable upon demand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Advisor does hereby sell, assign, and transfer to Client and its successors, assigns, and legal representatives, all right, title, and interest in and to the Patent Applications, and to all future patents which may be granted therefor throughout the world, and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, utility conversions, and extensions thereof (collectively, “Future Patents”), together with all claims, causes of action, and damages for past infringement, if any, of said Patent Applications and Future Patents; and Advisor hereby authorizes and requests the United States Patent and Trademark Office and other patent offices throughout the world to issue all Future Patents resulting therefrom (insofar as Advisor’s interest is concerned) to Client.
Advisor also hereby sells, assigns, and transfers to Client and its successors, assigns, and legal representatives all right, title, and interest to the inventions disclosed in the Patent Applications and Future Patents throughout the world, including the right to file applications for and obtain patents, utility models, and industrial models, and designs for such inventions in Client’s own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of such inventions, and all rights to register such inventions in appropriate registries; and Advisor further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such right, title, and interest in Client and its successors, assigns, and legal representatives.
[Remainder of page intentionally left blank]

Advisor has caused this instrument to be executed effective as of ______________________.

ADVISOR:

Name of Advisor (Please Print)

Signature

Title (if applicable)